Exhibit 99.1

Mammoth Energy Services, Inc. Announces
Fourth Quarter and Full Year 2021 Operational and Financial Results

OKLAHOMA CITY - March 4, 2022 - Mammoth Energy Services, Inc. (“Mammoth” or the “Company”) (NASDAQ: TUSK) today reported financial and operational results for the fourth quarter and full year ended December 31, 2021.

Financial Overview for the Fourth Quarter and Full Year 2021:

Total revenue was $57.2 million for the fourth quarter of 2021, as compared to $85.1 million for the same quarter of 2020 and $57.5 million for the third quarter of 2021. Total revenue was $229.0 million for the year ended December 31, 2021 as compared to $313.1 million for the year ended December 31, 2020.

Net loss for the fourth quarter of 2021 was $13.3 million, or a $0.28 loss per share, as compared to $11.9 million, or a $0.26 loss per share, for the same quarter of 2020, and $40.9 million, or a $0.88 loss per share, for the third quarter of 2021. Net loss for the year ended December 31, 2021 was $101.4 million, or $2.18 per fully diluted share, as compared to net loss of $107.6 million, or $2.36 per fully diluted share for the year ended December 31, 2020.

Adjusted EBITDA (as defined and reconciled below) increased to $17.2 million for the fourth quarter of 2021, as compared to $7.5 million for the same quarter of 2020 and ($29.7) million for the third quarter of 2021. Adjusted EBITDA was ($11.6) million for the year ended December 31, 2021, as compared to $50.0 million for the year ended December 31, 2020. During the third quarter of 2021, Mammoth recognized expense of $32.6 million related to its settlement with Gulfport Energy Corporation. Excluding this non-recurring expense, adjusted EBITDA was $2.9 million for the third quarter of 2021 and $21.0 million for the full year 2021.

Arty Straehla, Chief Executive Officer of Mammoth commented, “We ended the year sustaining sequential quarterly momentum on top line revenues and reducing net loss. I’m proud of the progress our team is making to further enhance our efficient fixed cost model. We have implemented a cost management structure and methodical operational processes that we believe will enable significant top line growth without meaningfully changing our SG&A structure.

“As we enter 2022, we see improved macro-economic trends that we believe will drive increased demand for our two largest business segments, well completion services and infrastructure services,” added Straehla. “In addition, we continue to vigorously pursue numerous avenues to collect our receivable from PREPA for work performed by our subsidiary Cobra Acquisitions LLC in Puerto Rico. We believe that published documentation to date continues to show that our team performed a difficult job in a difficult environment to save lives and aid the people of Puerto Rico in their time of need.”

Infrastructure Services
Mammoth’s infrastructure services division contributed revenue of $19.7 million, or approximately 34% of Mammoth’s total revenue, for the fourth quarter of 2021, as compared to $56.6 million for the same quarter of 2020 and $25.1 million for the third quarter of 2021. The decrease in revenue compared to the same quarter of 2020 is primarily due to a decline in storm activity, resulting in lower storm restoration revenue.

The infrastructure segment contributed revenues of $93.4 million for the year ended December 31, 2021, down from $157.8 million for the year ended December 31, 2020. The decrease in revenue is primarily due to a decline in storm activity, resulting in lower storm restoration revenue, as well as management and crew turnover.

Well Completion Services
Mammoth’s well completion services division contributed revenue (inclusive of inter-segment revenue) of $21.3 million on 891 stages for the fourth quarter of 2021, as compared to $12.7 million on 291 stages for the same quarter of 2020 and $22.7 million on 688 stages for the third quarter of 2021. On average, 1.6 of the Company’s fleets were active for the fourth quarter of 2021, compared to an average utilization of 0.6 fleets during the same quarter of 2020 and 1.2 fleets during the third quarter of 2021.

The well completion division contributed revenues (inclusive of inter-segment revenues) of $84.3 million on 2,544 stages for the year ended December 31, 2021, down from $88.3 million on 2,880 stages for the year ended December 31, 2020. On average, 1.1 of the Company’s fleets were active for the year ended December 31, 2021 compared to 1.5 fleets for the year ended December 31, 2020.
Natural Sand Proppant Services
Mammoth’s natural sand proppant services division contributed revenue (inclusive of inter-segment revenue) of $10.8 million for the fourth quarter of 2021, as compared to $11.8 million for the same quarter of 2020 and $8.4 million for the third quarter of 2021. In the fourth quarter of 2021, the Company sold approximately 270,000 tons of sand at an average sales price of $17.84 per ton, as compared to sales of approximately 100,000 tons of sand at an average sales price of $15.59 per ton during the same quarter of 2020. In the third quarter of 2021, sales were approximately 315,000 tons of sand at an average price of $16.58 per ton.

The natural sand proppant division contributed revenues (inclusive of inter-segment revenues) of $34.9 million for the year ended December 31, 2021, as compared to $34.4 million for the year ended December 31, 2020. The Company sold 1.0 million tons of sand during the year ended December 31, 2021, an increase from 0.5 million tons of sand during the year ended December 31, 2020. The Company’s average sales price for the sand sold during the year ended December 31, 2021 was $16.76 per ton, an increase from $14.58 per ton average sales price during the year ended December 31, 2020.

Drilling Services
Mammoth’s drilling services division contributed revenue (inclusive of inter-segment revenue) of $1.0 million for the fourth quarter of 2021, as compared to $0.6 million for the same quarter of 2020 and $1.2 million for the third quarter of 2021. The drilling services division contributed revenues of $4.3 million for the year ended December 31, 2021, as compared to $7.8 million for the year ended December 31, 2020.

The Company temporarily shut down its contract land drilling operations beginning in December 2019 and its rig hauling operations beginning in April 2020.

Other Services
Mammoth’s other services, including aviation, coil tubing, pressure control, equipment rentals, crude oil hauling, full-service transportation, remote accommodations and equipment manufacturing, contributed revenue (inclusive of inter-segment revenue) of $4.9 million for the fourth quarter of 2021, as compared to $4.0 million for the same quarter of 2020 and $4.6 million for the third quarter of 2021. The Company’s other services contributed revenues of $18.5 million for the year ended December 31, 2021, as compared to $28.8 million for the year ended December 31, 2020.

As a result of market conditions, the Company temporarily shut down its cementing and acidizing operations as well as its flowback operations beginning in July 2019, its coil tubing and full-service transportation operations beginning in July 2020 and its crude oil hauling operations beginning in July 2021.

Selling, General and Administrative Expenses
Selling, general and administrative (“SG&A”) expenses were $3.5 million for the fourth quarter of 2021, as compared to $30.5 million for the same quarter of 2020 and $41.9 million for the third quarter of 2021.
Following is a breakout of SG&A expense (in thousands):

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2021	2020	2021	2021	2020
Cash expenses:
Compensation and benefits	$3,685	$3,738	$3,353	$15,064	$14,876
Professional services(a)	(2,383)	4,570	4,571	11,400	19,905
Other(b)	1,994	2,256	2,252	9,052	8,828
Total cash SG&A expense	3,296	10,564	10,176	35,516	43,609
Non-cash expenses:
Bad debt provision(c)	12	19,652	31,449	41,662	21,958
Stock based compensation	241	292	241	1,068	1,618
Total non-cash SG&A expense	253	19,944	31,690	42,730	23,576
Total SG&A expense	$3,549	$30,508	$41,866	$78,246	$67,185
a.    Certain legal expenses incurred during 2021 were reclassified to Other, net during the fourth quarter of 2021.
b.    Includes travel-related costs, information technology expenses, rent, utilities and other general and administrative-related costs.
c.    The bad debt provision for the years ended December 31, 2021 and 2020 includes $41.2 million and $19.4 million, respectively, related to the Stingray Pressure Pumping and Muskie contracts with Gulfport.

SG&A expenses, as a percentage of total revenue, were 6% for the fourth quarter of 2021, as compared to 36% for the same quarter of 2020 and 73% for the third quarter of 2021. SG&A expenses, as a percentage of total revenue, were 34% for the year ended December 31, 2021, as compared to 21% for the year ended December 31, 2020.

Liquidity
As of December 31, 2021, Mammoth had cash on hand of $9.9 million, outstanding borrowings under its revolving credit facility of $83.4 million and $16.5 million of available borrowing capacity under its revolving credit facility, after giving effect to $9.0 million of outstanding letters of credit and the requirement to maintain a $10 million reserve out of the available borrowing capacity. As of December 31, 2021, Mammoth had total liquidity of $26.4 million.
On February 28, 2022, Mammoth amended its revolving credit facility to, among other things, amend certain financial covenants, provide for a conditional increase of the applicable interest margin, permit certain sale-leaseback transactions, provide for a reduction in the maximum revolving advance amount in an amount equal to 50% of the PREPA claims proceeds, subject to a floor equal to the sum of eligible billed and unbilled accounts receivables, and classify the payments pursuant to its previously disclosed settlement agreement with MasTec Renewables Puerto Rico, LLC as restricted payments, requiring $20.0 million of availability both before and after making such payments. The amendment also permanently waived compliance by us and our subsidiaries with the leverage ratio and fixed charge coverage ratio covenants in our revolving credit facility for the fiscal quarters ended September 30, 2021 and December 31, 2021, respectively, ending the prior limited covenant waiver period.

As of March 2, 2022, Mammoth had cash on hand of $7.2 million and outstanding borrowings under its revolving credit facility of $83.7 million. As of March 2, 2022, the Company had $10.6 million of available borrowing capacity under its revolving credit facility, after giving effect to $8.5 million of outstanding letters of credit and the requirement to maintain a $7.5 million reserve out of the available borrowing capacity.

Capital Expenditures
The following table summarizes Mammoth’s capital expenditures by operating division for the periods indicated (in thousands):

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2021	2020	2021	2021	2020
Infrastructure services(a)	$153	$37	$181	$627	$258
Well completion services(b)	1,135	606	2,392	4,327	4,358
Natural sand proppant services(c)	55	4	16	484	1,073
Drilling services(d)	1	234	4	44	432
Other(e)	25	7	172	361	716
Total capital expenditures	$1,369	$888	$2,765	$5,843	$6,837
a.     Capital expenditures primarily for truck, tooling and equipment purchases for the periods presented.
b.     Capital expenditures primarily for upgrades to our pressure pumping fleet and water transfer equipment for the periods presented.
c.    Capital expenditures primarily for maintenance for the periods presented.
d.    Capital expenditures primarily for directional drilling equipment for the periods presented.
e.    Capital expenditures primarily for equipment for the Company’s rental businesses for the periods presented.

Conference Call Information
Mammoth will host a conference call on Friday, March 4, 2022 at 8:00 a.m. Central time (9:00 a.m. Eastern time) to discuss its fourth quarter and full year 2021 financial and operational results. The telephone number to access the conference call is 216-562-0385. The conference call will also be webcast live on https://ir.mammothenergy.com/events-presentations.

About Mammoth Energy Services, Inc.
Mammoth is an integrated, growth-oriented energy services company focused on the construction and repair of the electric grid for private utilities, public investor-owned utilities and co-operative utilities through its infrastructure services businesses. The Company also provides products and services to enable the exploration and development of North American onshore unconventional oil and natural gas reserves. Mammoth’s suite of services and products include: infrastructure services, well completion services, natural sand and proppant services, drilling services and other energy services. For more information, please visit www.mammothenergy.com.

Contacts:
Mark Layton, CFO
Mammoth Energy Services, Inc
investors@mammothenergy.com

Rick Black / Ken Dennard
Dennard Lascar Investor Relations
TUSK@dennardlascar.com

Forward-Looking Statements and Cautionary Statements
This news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein) contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts that address activities, events or developments that Mammoth expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “plan,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding the Company’s business outlook and plans, future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, costs and other guidance regarding future developments. Forward-looking statements are not assurances of future performance. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for the Company’s existing operations, experience and perception of historical trends, current conditions, anticipated future developments and their effect on Mammoth, and other factors believed to be appropriate. Although management believes that the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Moreover, the Company’s forward-looking statements are subject to significant risks and uncertainties, including those described in its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings it makes with the SEC, including those relating to the Company’s acquisitions and contracts, many of which are beyond the Company’s control, which may cause actual results to differ materially from historical experience and present expectations or projections which are implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the severity and duration of the COVID-19 pandemic, related global and national health concerns and economic repercussions and the resulting negative impact on demand for our services; the volatility of oil and natural gas prices and actions by OPEC members and other exporting nations affecting commodities prices and production levels; the impact of the current Russian/Ukrainian military conflict on the global energy and capital markets and global stability; operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruptions; the outcome of ongoing government investigations and other legal proceedings, including those relating to the contracts awarded to the Company’s subsidiary Cobra Acquisitions LLC ("Cobra") by the Puerto Rico Electric Power Authority ("PREPA"); the failure to receive or delays in receiving governmental authorizations, approvals and/or payments, including payments with respect to the PREPA account receivable for prior services to PREPA performed by Cobra; the Company’s inability to replace the prior levels of work in its business segments, including its infrastructure and well completion services segments; risks relating to economic conditions; whether a federal infrastructure bill is implemented and the terms thereof; the loss of or interruption in operations of one or more of Mammoth’s significant suppliers or customers; the loss of management and/or crews; the outcome or settlement of our litigation matters, including the adverse impact of the recent settlements with Gulfport Energy Corporation and MasTec Renewables Puerto Rico, LLC, and the effect on our financial condition and results of operations; the effects of government regulation, permitting and other legal requirements; operating risks; the adequacy of capital resources and liquidity; Mammoth’s ability to continue to comply with, or if applicable, obtain a waiver of forecasted or actual noncompliance with certain financial covenants and comply with other terms and conditions under our recently amended revolving credit facility; weather; natural disasters; litigation; volatility in commodity markets; competition in the oil and natural gas and infrastructure industries; and costs and availability of resources.

Investors are cautioned not to place undue reliance on any forward-looking statement which speaks only as of the date on which such statement is made. We undertake no obligation to correct, revise or update any forward-looking statement after the date such statement is made, whether as a result of new information, future events or otherwise, except as required by applicable law.

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED BALANCE SHEETS

ASSETS	December 31,	December 31,
	2021	2020
CURRENT ASSETS	(in thousands)
Cash and cash equivalents	$9,899	$14,822
Short-term investment	1,762	1,750
Accounts receivable, net	407,550	393,112
Receivables from related parties, net	88	28,461
Inventories	8,366	12,020
Prepaid expenses	12,381	13,825
Other current assets	737	758
Total current assets	440,783	464,748

Property, plant and equipment, net	176,586	251,262
Sand reserves	64,641	65,876
Operating lease right-of-use assets	12,168	20,179
Intangible assets, net	2,561	4,774
Goodwill	11,717	12,608
Deferred income tax asset	8,094	—
Other non-current assets	4,342	5,115
Total assets	$720,892	$824,562
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$37,560	$40,319
Accrued expenses and other current liabilities	62,516	44,408
Current operating lease liability	5,942	8,618
Current portion of long-term debt	1,468	1,165
Income taxes payable	42,748	34,088
Total current liabilities	150,234	128,598

Long-term debt, net of current portion	85,240	81,338
Deferred income tax liabilities	865	24,741
Long-term operating lease liability	5,918	11,377
Asset retirement obligation	3,720	4,746
Other liabilities	11,693	10,435
Total liabilities	257,670	261,235

COMMITMENTS AND CONTINGENCIES

EQUITY
Equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 46,684,065 and 45,769,283 issued and outstanding at December 31, 2021 and December 31, 2020	467	458
Additional paid in capital	538,221	537,039
Retained earnings	(72,535)	28,895
Accumulated other comprehensive loss	(2,931)	(3,065)
Total equity	463,222	563,327
Total liabilities and equity	$720,892	$824,562

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2021	2020	2021	2021	2020
	(in thousands, except per share amounts)
REVENUE
Services revenue	$46,262	$65,079	$52,417	$182,236	$234,081
Services revenue - related parties	104	7,862	601	15,782	43,091
Product revenue	10,867	10,234	4,467	28,799	28,404
Product revenue - related parties	—	1,875	—	2,145	7,500
Total revenue	57,233	85,050	57,485	228,962	313,076

COST AND EXPENSES
Services cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $15,953, $19,780, $35,857, $69,401 and $85,481, respectively, for the three months ended December 31, 2021, December 31, 2020 and September 30, 2021 and years ended December 31, 2021 and 2020)	41,572	51,260	43,538	170,275	205,657
Services cost of revenue - related parties (exclusive of depreciation, depletion, amortization and accretion of $0, $0, $0, $0 and $0, respectively, for the three months ended December 31, 2021, December 31, 2020 and September 30, 2021 and years ended December 31, 2021 and 2020)	134	90	181	531	418
Product cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $1,943, $2,387, $4,667, $8,993 and $9,758, respectively, for the three months ended December 31, 2021, December 31, 2020 and September 30, 2021 and years ended December 31, 2021 and 2020)	4,581	4,083	9,865	27,520	25,946
Selling, general and administrative	3,549	30,364	41,866	77,861	66,427
Selling, general and administrative - related parties	—	144	—	385	758
Depreciation, depletion, amortization and accretion	17,916	22,187	19,148	78,475	95,317
Impairment of goodwill	891	—	—	891	54,973
Impairment of other long-lived assets	665	—	547	1,212	12,897
Total cost and expenses	69,308	108,128	115,145	357,150	462,393
Operating loss	(12,075)	(23,078)	(57,660)	(128,188)	(149,317)

OTHER INCOME (EXPENSE)
Interest expense, net	(2,528)	(1,191)	(1,484)	(6,406)	(5,397)
Other income, net	4,813	9,559	11,056	10,816	33,048
Other (expense) income, net - related parties	—	(341)	—	(515)	1,890
Total other income	2,285	8,027	9,572	3,895	29,541
Loss before income taxes	(9,790)	(15,051)	(48,088)	(124,293)	(119,776)
Provision (benefit) for income taxes	3,507	(3,190)	(7,187)	(22,863)	(12,169)
Net loss	$(13,297)	$(11,861)	$(40,901)	$(101,430)	$(107,607)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment, net of tax of $0, ($170), ($69), ($36) and ($54), respectively, for the three months ended December 31, 2021, December 31, 2020 and September 30, 2021 and years ended December 31, 2021 and 2020)	16	663	(289)	134	241
Comprehensive loss	$(13,281)	$(11,198)	$(41,190)	$(101,296)	$(107,366)

Net loss per share (basic)	$(0.28)	$(0.26)	$(0.88)	$(2.18)	$(2.36)
Net loss per share (diluted)	$(0.28)	$(0.26)	$(0.88)	$(2.18)	$(2.36)
Weighted average number of shares outstanding (basic)	46,683	45,769	46,683	46,428	45,644
Weighted average number of shares outstanding (diluted)	46,683	45,769	46,683	46,428	45,644

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended
	December 31,
	2021	2020
	(in thousands)
Cash flows from operating activities:
Net loss	$(101,430)	$(107,607)
Adjustments to reconcile net loss to cash (used in) provided by operating activities:
Stock based compensation	1,191	1,952
Depreciation, depletion, accretion and amortization	78,475	95,317
Amortization of coil tubing strings	—	359
Amortization of debt origination costs	665	831
Bad debt expense	41,662	21,958
Gain on disposal of property and equipment	(5,435)	(1,379)
Impairment of goodwill	891	54,973
Impairment of other long-lived assets	1,212	12,897
Deferred income taxes	(32,005)	(12,186)
Other	280	(143)
Changes in assets and liabilities:
Accounts receivable, net	(55,898)	(32,621)
Receivables from related parties	28,373	(40,333)
Inventories	3,654	5,103
Prepaid expenses and other assets	1,444	1,996
Accounts payable	(2,981)	2,526
Payables to related parties	(1)	(522)
Accrued expenses and other liabilities	12,380	3,198
Income taxes payable	8,658	648
Net cash (used in) provided by operating activities	(18,865)	6,967

Cash flows from investing activities:
Purchases of property and equipment	(5,843)	(6,761)
Purchases of property and equipment from related parties	—	(76)
Contributions to equity investee	—	(490)
Proceeds from disposal of property and equipment	11,350	6,782
Purchase of short-term investment	—	(1,750)
Net cash provided by (used in) investing activities	5,507	(2,295)

Cash flows from financing activities:
Borrowings on long-term debt	73,100	35,351
Repayments of long-term debt	(68,911)	(32,800)
Proceeds from sale-leaseback transaction	9,473	5,000
Payments on sale-leaseback transaction	(2,951)	(268)
Principal payments on financing leases and equipment financing notes	(2,283)	(1,966)
Debt issuance costs	—	(1,051)
Net cash provided by financing activities	8,428	4,266
Effect of foreign exchange rate on cash	7	12
Net change in cash and cash equivalents	(4,923)	8,950
Cash and cash equivalents at beginning of period	14,822	5,872
Cash and cash equivalents at end of period	$9,899	$14,822

Supplemental disclosure of cash flow information:
Cash paid for interest	$4,827	$4,729
Cash paid for income taxes, net of refunds received	$829	$(617)
Supplemental disclosure of non-cash transactions:
Purchases of property and equipment included in accounts payable	$1,535	$1,312
Right-of-use assets obtained for financing lease liabilities	$1,750	$2,431

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INCOME STATEMENTS
(in thousands)

Three months ended December 31, 2021	Infrastructure	Well Completion	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$19,714	$21,251	$10,849	$963	$4,456	$—	$57,233
Intersegment revenues	—	25	—	69	414	(508)	—
Total revenue	19,714	21,276	10,849	1,032	4,870	(508)	57,233
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	20,096	16,443	4,601	1,363	3,784	—	46,287
Intersegment cost of revenues	31	321	—	—	156	(508)	—
Total cost of revenue	20,127	16,764	4,601	1,363	3,940	(508)	46,287
Selling, general and administrative	(1,017)	2,164	1,243	309	850	—	3,549
Depreciation, depletion, amortization and accretion	4,380	6,709	1,946	1,812	3,069	—	17,916
Impairment of goodwill	891	—	—	—	—	—	891
Impairment of other long-lived assets	665	—	—	—	—	—	665
Operating (loss) income	(5,332)	(4,361)	3,059	(2,452)	(2,989)	—	(12,075)
Interest expense, net	1,613	419	183	116	197	—	2,528
Other (income) expense, net	(4,131)	(121)	18	23	(602)	—	(4,813)
(Loss) income before income taxes	$(2,814)	$(4,659)	$2,858	$(2,591)	$(2,584)	$—	$(9,790)

Three months ended December 31, 2020	Infrastructure	Well Completion	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$56,636	$12,653	$11,843	$580	$3,338	$—	$85,050
Intersegment revenues	—	44	—	23	670	(737)	—
Total revenue	56,636	12,697	11,843	603	4,008	(737)	85,050
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	41,895	5,194	4,110	1,165	3,069	—	55,433
Intersegment cost of revenues	127	426	—	—	184	(737)	—
Total cost of revenue	42,022	5,620	4,110	1,165	3,253	(737)	55,433
Selling, general and administrative	7,323	17,692	4,070	373	1,050	—	30,508
Depreciation, depletion, amortization and accretion	6,957	7,066	2,390	2,224	3,550	—	22,187
Operating income (loss)	334	(17,681)	1,273	(3,159)	(3,845)	—	(23,078)
Interest expense, net	691	273	95	5	127	—	1,191
Other (income) expense, net	(8,355)	170	86	23	(1,142)	—	(9,218)
Income (loss) before income taxes	$7,998	$(18,124)	$1,092	$(3,187)	$(2,830)	$—	$(15,051)

Three months ended September 30, 2021	Infrastructure	Well Completion	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$25,070	$22,702	$4,439	$1,184	$4,090	$—	$57,485
Intersegment revenues	—	30	3,980	23	482	(4,515)	—
Total revenue	25,070	22,732	8,419	1,207	4,572	(4,515)	57,485
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	21,844	18,125	9,368	1,566	3,614	—	54,517
Intersegment cost of revenues	54	3,204	—	—	324	(4,515)	(933)
Total cost of revenue	21,898	21,329	9,368	1,566	3,938	(4,515)	53,584
Selling, general and administrative	4,979	34,606	1,068	288	925	—	41,866
Depreciation, depletion, amortization and accretion	4,933	6,538	2,533	1,942	3,202	—	19,148
Impairment of other long-lived assets	—	—	—	—	547	—	547
Operating loss	(6,740)	(39,741)	(4,550)	(2,589)	(4,040)	—	(57,660)
Interest expense, net	979	215	107	56	127	—	1,484
Other (income) expense, net	(9,256)	755	(46)	(66)	(2,443)	—	(11,056)
Income (loss) before income taxes	$1,537	$(40,711)	$(4,611)	$(2,579)	$(1,724)	$—	$(48,088)

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INCOME STATEMENTS
(in thousands)

Year ended December 31, 2021	Infrastructure	Well Completion	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$93,403	$84,190	$30,880	$4,197	$16,292	$—	$228,962
Intersegment revenues	—	144	3,980	124	2,218	(6,466)	—
Total revenue	93,403	84,334	34,860	4,321	18,510	(6,466)	228,962
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	90,363	58,782	27,232	6,102	15,847	—	198,326
Intersegment cost of revenues	196	5,770	—	—	500	(6,466)	—
Total cost of revenue	90,559	64,552	27,232	6,102	16,347	(6,466)	198,326
Selling, general and administrative	18,267	49,275	5,351	1,414	3,939	—	78,246
Depreciation, depletion, amortization and accretion	21,880	26,377	9,005	7,996	13,217	—	78,475
Impairment of goodwill	891	—	—	—	—	—	891
Impairment of other long-lived assets	665	—	—	—	547	—	1,212
Operating loss	(38,859)	(55,870)	(6,728)	(11,191)	(15,540)	—	(128,188)
Interest expense, net	3,925	1,107	474	293	607	—	6,406
Other (income) expense, net	(6,785)	1,073	(874)	(177)	(3,538)	—	(10,301)
Loss before income taxes	$(35,999)	$(58,050)	$(6,328)	$(11,307)	$(12,609)	$—	$(124,293)

Year ended December 31, 2020	Infrastructure	Well Completion	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$157,751	$87,201	$34,265	$7,746	$26,113	$—	$313,076
Intersegment revenues	—	1,124	95	39	2,716	(3,974)	—
Total revenue	157,751	88,325	34,360	7,785	28,829	(3,974)	313,076
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	124,232	45,647	25,955	10,757	25,430	—	232,021
Intersegment cost of revenues	323	1,836	—	152	1,663	(3,974)	—
Total cost of revenue	124,555	47,483	25,955	10,909	27,093	(3,974)	232,021
Selling, general and administrative	27,261	23,039	7,807	3,149	5,930	—	67,186
Depreciation, depletion, amortization and accretion	29,373	30,411	9,771	10,039	15,722	—	95,316
Impairment of goodwill	—	53,406	—	—	1,567	—	54,973
Impairment of other long-lived assets	—	4,203	—	326	8,368	—	12,897
Operating loss	(23,438)	(70,217)	(9,173)	(16,638)	(29,851)	—	(149,317)
Interest expense, net	2,794	1,130	312	454	707	—	5,397
Other (income) expense, net	(32,437)	(2,274)	1,839	(227)	(1,839)	—	(34,938)
Income (loss) before income taxes	$6,205	$(69,073)	$(11,324)	$(16,865)	$(28,719)	$—	$(119,776)

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. Mammoth defines Adjusted EBITDA as net income (loss) before depreciation, depletion, amortization and accretion expense, impairment of goodwill, impairment of other long-lived assets, public offering costs, stock based compensation, interest expense, net, other (income) expense, net (which is comprised of the (gain) or loss on disposal of long-lived assets and interest on trade accounts receivable) and provision (benefit) for income taxes, further adjusted to add back interest on trade accounts receivable. The Company excludes the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within the energy service industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income (loss) or cash flows from operating activities as determined in accordance with GAAP or as an indicator of Mammoth’s operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. Mammoth’s computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company believes that Adjusted EBITDA is a widely followed measure of operating performance and may also be used by investors to measure its ability to meet debt service requirements.

The following tables provide a reconciliation of Adjusted EBITDA to the GAAP financial measure of net income (loss) on a consolidated basis and for each of the Company’s segments (in thousands):

Consolidated

	Three Months Ended			Years Ended
	December 31,		September 30,	December 31,
Reconciliation of Adjusted EBITDA to net loss:	2021	2020	2021	2021	2020
Net loss	$(13,297)	$(11,861)	$(40,901)	$(101,430)	$(107,607)
Depreciation, depletion, amortization and accretion expense	17,916	22,187	19,148	78,475	95,317
Impairment of goodwill	891	—	—	891	54,973
Impairment of other long-lived assets	665	—	547	1,212	12,897
Public offering costs	—	—	13	91	—
Stock based compensation	242	354	252	1,191	1,952
Interest expense, net	2,528	1,191	1,484	6,406	5,397
Other (income) expense, net	(4,813)	(9,218)	(11,056)	(10,301)	(34,938)
Provision (benefit) for income taxes	3,507	(3,190)	(7,187)	(22,863)	(12,169)
Interest on trade accounts receivable	9,571	8,077	7,963	34,709	34,130
Adjusted EBITDA	$17,210	$7,540	$(29,737)	$(11,619)	$49,952

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Infrastructure Services

	Three Months Ended			Years Ended
	December 31,		September 30,	December 31,
Reconciliation of Adjusted EBITDA to net (loss) income:	2021	2020	2021	2021	2020
Net (loss) income	$(5,992)	$5,950	$(2,410)	$(36,711)	$(928)
Depreciation and amortization expense	4,380	6,957	4,933	21,880	29,373
Impairment of goodwill	891	—	—	891	—
Impairment of other long-lived assets	665	—	—	665	—
Public offering costs	—	—	(7)	39	—
Stock based compensation	100	156	96	500	580
Interest expense	1,613	691	971	3,925	2,794
Other income, net	(4,131)	(8,355)	(9,256)	(6,785)	(32,437)
Provision for income taxes	3,175	2,048	3,947	712	7,133
Interest on trade accounts receivable	9,571	8,418	9,290	36,551	32,214
Adjusted EBITDA	$10,272	$15,865	$7,564	$21,667	$38,729

Well Completion Services

	Three Months Ended			Years Ended
	December 31,		September 30,	December 31,
Reconciliation of Adjusted EBITDA to net loss:	2021	2020	2021	2021	2020
Net loss	$(4,659)	$(18,123)	$(40,711)	$(58,051)	$(69,073)
Depreciation and amortization expense	6,709	7,066	6,538	26,377	30,411
Impairment of goodwill	—	—	—	—	53,406
Impairment of other long-lived assets	—	—	—	—	4,203
Public offering costs	—	—	19	31	—
Stock based compensation	80	70	95	333	527
Interest expense	419	273	215	1,107	1,130
Other (income) expense, net	(121)	170	755	1,073	(2,274)
Interest on trade accounts receivable	—	(318)	(1,327)	(1,841)	1,888
Adjusted EBITDA	$2,428	$(10,862)	$(34,416)	$(30,971)	$20,218

Natural Sand Proppant Services

	Three Months Ended			Years Ended
	December 31,		September 30,	December 31,
Reconciliation of Adjusted EBITDA to net income (loss):	2021	2020	2021	2021	2020
Net income (loss)	$2,858	$1,092	$(4,611)	$(6,328)	$(11,324)
Depreciation, depletion, amortization and accretion expense	1,946	2,390	2,533	9,005	9,771
Public offering costs	—	—	—	12	—
Stock based compensation	39	70	32	202	425
Interest expense	183	95	107	474	312
Other expense (income), net	18	86	(46)	(874)	1,839
Interest on trade accounts receivable	—	(23)	—	(1)	3
Adjusted EBITDA	$5,044	$3,710	$(1,985)	$2,490	$1,026

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Drilling Services

	Three Months Ended			Years Ended
	December 31,		September 30,	December 31,
Reconciliation of Adjusted EBITDA to net loss:	2021	2020	2021	2021	2020
Net loss	$(2,590)	$(3,187)	$(2,579)	$(11,307)	$(16,865)
Depreciation expense	1,812	2,224	1,942	7,996	10,039
Impairment of other long-lived assets	—	—	—	—	326
Public offering costs	—	—	—	2	—
Stock based compensation	5	36	6	76	203
Interest expense	116	5	56	293	454
Other expense (income), net	23	23	(66)	(177)	(227)
Adjusted EBITDA	$(634)	$(899)	$(641)	$(3,117)	$(6,070)

Other Services(a)

	Three Months Ended			Years Ended
	December 31,		September 30,	December 31,
Reconciliation of Adjusted EBITDA to net (loss) income:	2021	2020	2021	2021	2020
Net (loss) income	$(2,915)	$2,407	$9,410	$10,967	$(9,417)
Depreciation, amortization and accretion expense	3,069	3,550	3,202	13,217	15,722
Impairment of goodwill	—	—	—	—	1,567
Impairment of other long-lived assets	—	—	547	547	8,368
Public offering costs	—	—	1	7	—
Stock based compensation	18	22	23	80	217
Interest expense, net	197	127	135	607	707
Other income, net	(602)	(1,142)	(2,443)	(3,538)	(1,839)
Provision (benefit) for income taxes	332	(5,238)	(11,134)	(23,575)	(19,302)
Interest on trade accounts receivable	—	—	—	—	25
Adjusted EBITDA	$99	$(274)	$(259)	$(1,688)	$(3,952)
a.    Includes results for Mammoth’s aviation, coil tubing, pressure control, equipment rentals, crude oil hauling, full-service transportation and remote accommodations and equipment manufacturing and corporate related activities. The Company’s corporate related activities do not generate revenue.

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted Net Loss and Adjusted Loss per Share

Adjusted net loss and adjusted basic and diluted loss per share are supplemental non-GAAP financial measures that are used by management to evaluate the Company’s operating and financial performance. Management believes these measures provide meaningful information about the Company’s performance by excluding certain non-cash charges, such as impairment of goodwill and impairment of other long-lived assets, that may not be indicative of the Company’s ongoing operating results. Adjusted net loss and adjusted loss per share should not be considered in isolation or as a substitute for net loss and loss per share prepared in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. The following tables provide a reconciliation of adjusted net loss and adjusted loss per share to the GAAP financial measures of net loss and loss per share for the periods specified.

	Three Months Ended			Years Ended
	December 31,		September 30,	December 31,
	2021	2020	2021	2021	2020
	(in thousands, except per share amounts)
Net loss, as reported	$(13,297)	$(11,861)	$(40,901)	$(101,430)	$(107,607)
Impairment of goodwill	891	—	—	891	54,973
Impairment of other long-lived assets	665	—	547	1,212	12,897
Adjusted net loss	$(11,741)	$(11,861)	$(40,354)	$(99,327)	$(39,737)

Basic loss per share, as reported	$(0.28)	$(0.26)	$(0.88)	$(2.18)	$(2.36)
Impairment of goodwill	0.02	—	—	0.02	1.20
Impairment of other long-lived assets	0.01	—	0.01	0.03	0.28
Adjusted basic loss per share	$(0.25)	$(0.26)	$(0.87)	$(2.13)	$(0.88)

Diluted loss per share, as reported	$(0.28)	$(0.26)	$(0.88)	$(2.18)	$(2.36)
Impairment of goodwill	0.02	—	—	0.02	1.20
Impairment of other long-lived assets	0.01	—	0.01	0.03	0.28
Adjusted diluted loss per share	$(0.25)	$(0.26)	$(0.87)	$(2.13)	$(0.88)